     As filed with the Securities and Exchange Commission on May 3, 1995 Sequential page 1 of 11. Exhibit Index located at sequential page 8.
                        Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           ------------------------
                        AMERICAN CONSUMER PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                             34-1376833
  (State or other jurisdiction of                (I.R.S. employer
  incorporation or organization)                identification no.)

                                31100 Solon Road
                               Solon, Ohio  44139
                    (Address of principal executive offices)


                        AMERICAN CONSUMER PRODUCTS, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                           ------------------------

                                Stephan W. Cole
                                   President
                        American Consumer Products, Inc.
                                31100 Solon Road
                               Solon, Ohio  44139
                                 (216) 248-7000

          (Name, address, and telephone number, including area code, of agent for service)

                           ------------------------

  Approximate date of offering hereunder:  As soon as practicable after the effective date of this Registration Statement.

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                    Proposed          Proposed
  Title of                           maximum           maximum
 securities          Amount         offering          aggregate      Amount of
   to be             to be          price per         offering     registration
 registered        registered         share             price           fee
- -------------------------------------------------------------------------------
 Common Stock     187,500 shs.      $2.50 (1)      $468,750 (1)   $ 161.64 (1)
$.10 par value
- -------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents heretofore filed with the Commission are incorporated herein by reference and made a part hereof: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (ii) all reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K, referred to in subsection (i) above, and (iii) a description of the Registrant's shares of Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission under the 1934 Act, including any amendment or report filed for the purpose of updating that description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a posteffective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant is a Delaware corporation, and, accordingly, Delaware law and the current Restated Certificate of Incorporation of the Registrant
apply with respect to indemnification of directors and officers.   Accordingly,
the provisions of both (1) Delaware law and (2) the Registrant's Restated Certificate of Incorporation relating to indemnification of directors and officers are discussed below.

        The Restated Certificate of Incorporation of the Registrant provides for the indemnification of directors, officers, and employees for expenses incurred by them and judgments rendered against them in actions, suits, or proceedings brought against them as such directors, officers, and employees, respectively. The Restated Certificate of Incorporation of the Registrant permits the Registrant to advance expenses incurred by any director or officer indemnified under the Restated Certificate of





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Incorporation in a legal proceeding prior to final disposition of the proceeding. The Registrant also has entered into Indemnity Agreements with each of its directors and officers which (a) provide directors and officers with the indemnification to which they are now entitled notwithstanding any repeal or amendment of the Registrants' Restated Certificate of Incorporation;
(b) obligate the Registrant to use its best efforts to maintain liability insurance for its directors and officers no less favorable than its current liability insurance; (c) assure the directors and officers of indemnification directly from the Registrant that would be essentially coextensive with that provided by the Registrant's current liability insurance, should that insurance be unavailable or less comprehensive in the future; and (d) provide further assurance to the directors and officers that the expenses will be reimbursed as they are incurred.

        The Registrant maintains liability insurance for all of its directors and officers. This insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

        Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such indemnification, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination by a majority vote of a quorum of disinterested directors, by a written opinion by independent legal counsel, or by the stockholders that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct.

        To the extent that a director, officer, employee, or agent has been successful in the merits or otherwise in defense of any action, suit, or proceeding





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referred to above, Section 145 of the General Corporation Law of Delaware
requires that the corporation indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         Section 145 of the General Corporation Law of Delaware requires a corporation, unless the corporation's certificate of incorporation or bylaws specifically state otherwise, to advance a director's of officer's expenses, including attorneys' fees, incurred in defending the action, suit, or proceeding, as they are incurred, upon receipt of an undertaking by the director or officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation.

         Section 145 of the General Corporation Law of Delaware provides that the indemnification authorized by that Section shall not be exclusive of and shall be in addition to any other rights granted to those seeking indemnification under the certificate of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.
Section 145 also provides that insurance and other similar forms of protection are permitted.


ITEM 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index on sequential page 8.


ITEM 9.  UNDERTAKINGS

                (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered





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         therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to any meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide the interim financial information.

                (d) Insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act of 1993, as amended, and is, therefore, unenforceable. In the event a claim or indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction





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the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993, as amended, and will be governed by the final adjudication of such issue.





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on May 3, 1995.

                                AMERICAN CONSUMER PRODUCTS, INC.




                                By:/s/Stephan W. Cole
                                   -----------------------------
                                   Stephan W. Cole, President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates, indicated.

/s/ Stephan W. Cole                           President and Treasurer
- -------------------------                     (Principal Executive and
Stephan W. Cole                               Financial Officer); Director


/s/ Richard F. Bern                           Executive Vice President and
- -------------------------                     Secretary; Director
Richard F. Bern

/s/ Joel M. Falck                             Vice President-Finance
- -------------------------                     (Principal Accounting Officer)
Joel M. Falck

                                              Director
- -------------------------
Jeffrey A. Cole

/s/ Malvin E. Bank                            Director
- -------------------------
Malvin E. Bank

                                              Director
- -------------------------
Frank W. Hulse


May 3, 1995

                       AMERICAN CONSUMER PRODUCTS, INC.

                              INDEX TO EXHIBITS


                                                                Sequential
      Exhibit                  Description                       Page No.
      -------                  -----------                       --------

         5              Opinion of Thompson, Hine and                9
                        Flory, as to the legality of
                        the shares of Common Stock
                        being registered.

        23(a)           Consent of Arthur Andersen LLP              11

        23(b)           Consent of Thompson, Hine and               N/A
                        Flory (set forth in their
                        opinion referenced as Exhibit 5).